UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2016 (March 22, 2016)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	001-8359	22-2376465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 22, 2016, New Jersey Resources Corporation (the “Company”) and certain institutional investors in the private placement market (“Purchasers”) entered into a Note Purchase Agreement (“Note Purchase Agreement”), under which the Company has agreed to sell, and the Purchasers have agreed to purchase on August 18, 2016, subject to customary closing conditions, $50 million of the Company’s 3.20% Series 2016A Senior Notes due August 18, 2023 (“Series A Notes”) and $100 million of the Company’s 3.54% Series 2016B Senior Notes due August 18, 2026 (“Series B Notes,” and collectively, the “Notes”). The Notes will be guaranteed by certain unregulated subsidiaries of the Company. The Notes will be unsecured. The proceeds of the Notes will be used for general corporate purposes, including working capital and capital expenditures.
The Note Purchase Agreement contains customary representations and warranties of the Company and the Purchasers for transactions of this type. The Note Purchase Agreement also contains customary events of default and certain covenants which will limit the Company’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of the Company at the end of a fiscal quarter to 65% of the consolidated total capitalization of the Company, as those terms are defined in the Note Purchase Agreement, and a covenant limiting priority debt to 20% of the Company’s consolidated total capitalization, as those terms are defined in the Note Purchase Agreement); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Note Purchase Agreement.
The description of the Note Purchase Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Note Purchase Agreement. A copy of the Note Purchase Agreement, dated as of March 22, 2016, between the Company and the Purchasers, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Note Purchase Agreement dated as of March 22, 2016 among New Jersey Resources Corporation and each of the Purchasers listed in Schedule A thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: March 24, 2016

	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Note Purchase Agreement dated as of March 22, 2016 among New Jersey Resources Corporation and each of the Purchasers listed in Schedule A thereto.